EXHIBIT 99.1
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                       FNB BANCORP 2002 STOCK OPTION PLAN

       (Adopted by the Board of Directors of FNB Bancorp on June 28, 2002)


         1. Purposes of the Plan. The purposes of the FNB Bancorp 2002 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to the key Officers and Directors of FNB Bancorp and its Affiliates (hereinafter collectively referred to as "FNB") by encouraging them to acquire a proprietary interest in FNB, and, in general, to promote the success of FNB's business.

         Options granted hereunder to Officers may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Committee and as reflected in the terms of the particular option agreements. Options granted hereunder to Nonemployee Directors may be Nonstatutory Stock Options only.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Affiliates" shall mean any parent corporation or bank, or subsidiary corporation or bank, as defined in Sections 424(e) and (f), respectively, of the Code.

                  (b) "Board of Directors" shall mean the Board of Directors of FNB Bancorp, as constituted from time to time.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" shall mean the Board of Directors and any committee(s) appointed by the Board of Directors in accordance with paragraphs
(a) and (b) of Section 4 of the Plan, except where otherwise expressly provided or where the context requires otherwise.

                  (e) "Common Stock" shall mean shares of FNB's Common Stock, no par value.

                  (f) "Director" shall mean a member of the Board of Directors.

                  (g)      "FNB" shall mean FNB Bancorp and its Affiliates.

                  (h) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

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                  (i)      "Nonemployee Director" shall mean a Director who is
not also an employee of FNB, and who meets the definition of "nonemployee director" as stipulated in Rule 16b-3 of the Securities and Exchange Commission (the "SEC"), promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as said Rule 16b-3 may be amended from time to time and as interpreted by the SEC ("Rule 16b-3").

                  (j) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

                  (k) "Officer" shall mean any person employed by FNB or any Affiliate of FNB as an officer, including an employee of FNB who is also a Director. The payment of a director's fee by FNB or any of its Affiliates shall not alone be sufficient to constitute "employment" by FNB or any of its Affiliates.

                  (l) "Option" shall mean a stock option granted pursuant to the Plan.

                  (m) "Optioned Stock" shall mean the Common Stock subject to an Option.

                  (n) "Optionee" shall mean an Officer or Director who receives an Option.

                  (o)      "Plan" shall mean the FNB Bancorp 2002 Stock Option
Plan.

                  (p) "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 10 of the Plan.

         3.       Stock Subject to the Plan. Subject to the provisions of
Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 158,613 Shares. If an Option should expire, terminate, or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Any Shares which are withheld by FNB upon exercise of an Option at the direction of an Optionee or which are delivered by an Optionee to pay the exercise price of an Option, as permitted by Section 7(c), shall become available for future grant under the Plan to Officers who are not subject to
Section 16 of the Exchange Act.

         4. Administration of the Plan. The following provisions shall govern the administration of the Plan:

                  (a) Subject to paragraph (b) below, the Plan shall be administered by the Board of Directors or by one or more committees of the Board of Directors duly appointed for this purpose by the Board of Directors. Once appointed, a committee shall administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe and shall continue to serve until otherwise directed by the Board of Directors. Subject to the foregoing, from time to time the Board of Directors may increase the size of the committee and appoint new members to the committee, remove members of the committee, and fill vacancies however caused. The Board of

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Directors may designate a Chairman and Vice-Chairman of the committee from among the committee members. Acts of the committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the committee, at which a quorum of the committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the committee, shall be the valid acts of the committee.

                  (b) Discretionary grants of Options to Officers and Directors, including Nonemployee Directors, may be made by, and all discretion with respect to the material terms of such Options may be exercised by, either
(i) the Board of Directors or (ii) a duly appointed committee of the Board of Directors composed solely of three (3) or more Nonemployee Directors having full authority to act in the matter.

                  (c) FNB shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Committee. Subject to the express terms and conditions of the Plan, and the terms of any Option outstanding under the Plan, the Committee shall have full power to construe the Plan and the terms of any Option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such Options and to make all other determinations necessary or advisable for the Plan's administration, including, without limitation, the power to (i) determine which persons meet the requirements of Section 5 hereof for selection as participants in the Plan and which persons are considered to be "employees" for purposes of the Code, and therefore eligible to receive Incentive Stock Options under the Plan; (ii) determine to whom of the eligible persons, if any, Options shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted thereunder shall be Incentive Stock Options or Nonstatutory Stock Options; (iv) specify the number of Shares to be covered by each Option; (v) in the event a particular Option is to be an Incentive Stock Option, determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Committee, so as to provide for or conform such Option to any change in any law, regulation, ruling or interpretation applicable thereto; (vi) determine the fair market value of Common Stock used by an Optionee to exercise Options pursuant to
Section 7(c) hereof; (vii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of
Section 6; (viii) to cancel Options outstanding under the Plan with the consent of the affected Optionee and to issue replacement Options therefor; provided however, that if the exercise price of such replacement Options is lower than the exercise price of the Options which were canceled in exchange therefor, then such replacement Options shall not become exercisable unless and until shareholder approval of such replacement Options is obtained within twelve (12) months of the date of grant of such options, such shareholder approval to consist of the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or in such other manner as may be required by law, (ix) to amend or modify any Option outstanding under the Plan with the consent of the affected Optionee; and (x) to make all other determinations deemed necessary or advisable for administering the Plan.

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The Committee's determination on the foregoing matters shall be conclusive.

         5.       Eligibility.

                  (a) Options may be granted to Officers and Directors and an Officer or Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options. Officers shall be eligible for the grant of Incentive Stock Options and Nonstatutory Stock Options. Nonemployee Directors shall be eligible for the grant of Nonstatutory Stock Options only.

                  (b) No Incentive Stock Option may be granted to an Officer which, when aggregated with all other Incentive Stock Options granted to such Officer by FNB or any of its Affiliates, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year. Any excess amount which may be granted shall be treated as a Nonstatutory Stock Option to the extent of such excess.

                  (c) Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of FNB and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) of the Plan shall not apply to an Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of FNB and the Optionee that such Option shall be a Nonstatutory Stock Option.

                  (d) The Plan shall not confer upon any Officer Optionee any right with respect to continuation of employment with FNB nor any of its Affiliates, nor shall it interfere in any way with his or her right or the right of FNB or its Affiliates to terminate his or her employment at any time.

         6. Term of Option. The term of each Option granted to an Officer or Director shall be up to ten (10) years from the date of grant thereof or such shorter term as may be determined by the Committee and as provided in the Option agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of FNB or any of its Affiliates, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Option agreement.

         7.       Exercise Price and Consideration.

                  (a) The purchase price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Committee; provided, however, that the exercise price of a Nonstatutory Stock Option shall not be less than one hundred percent (100%) of the fair market value of the

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Shares subject thereto on the date the Nonstatutory Stock Option is granted and the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the fair market value of the Shares on the date the Incentive Stock Option is granted; and further provided, however, that no Incentive Stock Option shall be granted to an Optionee who, at the time of the grant of such Option, owns securities representing more than ten percent (10%) of the voting power of all classes of stock of FNB or any of its Affiliates, at a per Share exercise price less than one hundred ten percent (110%) of the fair market value per Share on the date of grant.

                  (b) For the purpose of determining the exercise price of an Option, fair market value per Share shall be determined by the Committee in the good faith exercise of its discretion in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2; provided, however, that where there is a public market for the Common Stock, the Committee shall consider, as evidence of fair market value, the mean of the bid and asked prices (or the closing price if listed on a stock exchange or the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by Nasdaq or the National Quotation Bureau). If such information is not available for the date of grant, then such information for the last preceding date for which such information is available shall be considered as evidence of fair market value.

                  (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of (i) cash, (ii) check (bank, cashier's or certified), (iii) other Shares of Common Stock (held for the requisite period necessary to avoid a charge to FNB's reported earnings) having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of an election to FNB to withhold a sufficient number of Shares from the Shares otherwise due upon exercise of the Option having an aggregate fair market value on the date of exercise equal to the exercise price, (v) by any combination of such methods of payment, or (vi) any other consideration and method of payment for the issuance of Shares permitted under applicable law. In addition, full payment for the purchased Shares may be effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee (i) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Shares and remit to FNB, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by FNB by reason of such purchase and (ii) shall provide written directives to FNB to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction. An Optionee's election to deliver Shares or to have FNB withhold Shares from the Shares otherwise due upon exercise of the Option to satisfy the exercise price is subject to approval by the Committee and must be made in accordance with rules and procedures established by the Committee, including the time within which such an election must be made.

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         8.       Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee. The vesting of any Option shall be determined by the Committee in its sole discretion provided , however, that each Option shall vest at the rate of at least 20 percent per year over the five years from the date such Option is granted. An Option may not be exercised for less than ten (10) Shares or for a fraction of a Share.

         An Option shall be deemed to be exercised when written notice of such exercise has been given to FNB in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by FNB. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 6(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of FNB or of a duly authorized transfer agent of FNB) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 10 of the Plan.

                  (b) Termination of Employment or Officer Status. Unless the Committee determines otherwise, upon the termination of an Officer Optionee's status as an employee, including the termination of the status as an employee of an Officer who is also a Director, his or her rights to exercise an Option then held shall be only as follows:

                           (i) Termination of Status as an Employee For Any Reason Other Than Cause, Disability or Death. If an Officer ceases to serve as an employee for any reason other than those mentioned under sub-paragraphs (ii), (iii) and (iv) below, he or she may, within three
         (3) months after the date he or she ceases to be an employee of FNB or any of its Affiliates, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination, provided the date of exercise is in no event after the expiration of the term of the Option. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                           (ii) Termination of Status as an Employee For Cause. If an Officer is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to FNB, or to have deliberately disregarded the rules of FNB which resulted in loss, damage or injury to FNB, or if an Officer Optionee makes any unauthorized disclosure of any of the secrets or confidential information of FNB, induces any client or customer of FNB to break any contract with FNB or induces any principal for whom FNB acts as agent to terminate such agency relations, or engages in any conduct which constitutes unfair competition with FNB, or if an Officer Optionee is removed from any office of FNB by any bank regulatory agency, then such Officer shall have the right for a period of thirty

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         (30) days following the date of such termination to exercise the Option to the extent he or she was entitled to exercise the Option on the date of his or her termination of employment, provided the actual date of exercise is in no event after the expiration of the term of the Option. In making such determination, the Board of Directors shall act fairly and shall give the Officer Optionee an opportunity to appear and be heard at a hearing before the Board of Directors and present evidence on the Officer Optionee's behalf. For purposes of this Section 8(b), termination of employment shall be deemed to occur when FNB dispatches notice or advice to the Officer Optionee that the Officer Optionee's employment is terminated and not at the time of the Officer Optionee's receipt thereof, whether or not after termination of employment the Officer Optionee may receive payment from FNB for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. As used in this Section 8(b), the term "FNB" also includes any Affiliates of FNB.

                           (iii) Disability of Officer Optionee. In the event an Officer is unable to continue his or her employment with FNB or any of its Affiliates as a result of his or her disability, he or she may, within twelve (12) months following the date of termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination; provided the date of exercise is in no event after the expiration of the term of the Option. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                           (iv) Death of Officer Optionee. In the event of the death of an Officer Optionee while such Optionee is an employee of FNB or any of its Affiliates, or during the three-month period referred to in Section 8(b)(i) hereof, the Option may be exercised at any time within twelve (12) months following the date of death, by the Officer Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death and provided that the date of exercise is in no event after the date of expiration of the Option.

                  (c) Termination of Nonemployee Director Status. Unless the Committee determines otherwise, upon the termination of a Nonemployee Director Optionee's status as a member of the Board of Directors, his or her rights to exercise an Option then held shall be only as follows:

                           (i) Death or Disability. If a Nonemployee Director Optionee's tenure on the Board is terminated by death or disability, such Optionee or such Optionee's qualified representative (in the event of such Optionee's mental disability) or such Optionee's estate (in the event of such Optionee's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the Option to the extent the Optionee was entitled to exercise such Option on the date of the Optionee's death or

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         disability; provided the actual date of exercise is in no event after the expiration of the term of the Option. An Optionee's "estate" shall mean the Optionee's legal representative or any person who acquires the right to exercise an option by reason of the Optionee's death.

                           (ii) Other Reasons. If a Nonemployee Director Optionee's tenure on the Board is terminated for any reason other than those mentioned above under "Death or Disability," the Optionee may, within three (3) months following such termination, exercise the Option to the extent such Option was exercisable by the Optionee on the date of such termination: provided the date of exercise is in no event after the expiration of the term of the Option.

         9. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, that Nonstatutory Stock Options may be transferred pursuant to a "qualified domestic relations order," and may be exercised by the transferee of such a transfer, to the extent allowed under Rule 16b-3, as it may be amended from time to time, or any successor rule.

         10. Tax Withholding. Where FNB deems that it is appropriate to withhold taxes relating to the exercise of any Option, the Committee may, in its discretion, require that such taxes be paid in a manner satisfactory to FNB. FNB may require the payment of such taxes before Shares of FNB's Common Stock deliverable pursuant to such exercise are transferred to the Optionee.

         11. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of FNB, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by FNB; provided, however, that conversion of any convertible securities of FNB shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by FNB of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

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         12.      Dissolution, Merger or Similar Event; Acceleration. Upon
consummation of a plan of dissolution or liquidation of FNB, or upon consummation of a plan of reorganization, merger or consolidation of FNB with one or more banks or corporations as a result of which FNB is not the surviving entity, or upon the sale of all or substantially all the assets of FNB to another bank or corporation, the Plan shall automatically terminate and all Options theretofore granted shall be terminated, unless provision is made in connection with such transaction for assumption of Options theretofore granted, or substitution for such Options with new stock options or rights covering stock of a successor bank or corporation, or a parent or subsidiary corporation thereof, solely at the discretion of such successor bank or corporation, or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

         Notwithstanding any provisions in any Option agreement pertaining to the time of exercise of an Option, or part thereof, upon adoption by the requisite holders of the outstanding shares of Common Stock of any plan of dissolution, liquidation, reorganization, merger, consolidation or sale of all or substantially all of the assets of FNB to another bank or corporation which would, upon consummation, result in termination of an Option as described above, all outstanding Options shall become immediately exercisable as to all unexercised Optioned Stock for such period of time as may be determined by the Committee, but in any event not more than fifteen (15) days, on the condition that the terminating event described above is consummated. If such terminating event is not consummated, Options granted pursuant to the Plan shall be exercisable in accordance with their respective terms as in existence prior to acceleration, except with respect to any Option exercised within the period of accelerated exercisability.

         13. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of FNB as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

         14.      Amendment and Termination of the Plan.

                  (a) The Board of Directors may amend or terminate the Plan from time to time in such respects as the Board of Directors may deem advisable. FNB shall (only to the extent required, and in the manner required, by the Code and Rule 16b-3, as amended from time to time, or by any successor rule or other applicable law or regulation) obtain shareholder approval of any amendment to the Plan which would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of Shares which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

                  (b) Except as provided in Section 12 of the Plan, any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and FNB, which agreement must be in writing and signed by the Optionee and FNB.

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         15.      Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless and until the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all the then applicable requirements of all regulatory agencies having jurisdiction, and the requirements of any stock exchange or inter-dealer quotation system upon which the Shares may then be listed, and shall be further subject to the approval of legal counsel for FNB with respect to such compliance.

         16. Reservation of Shares. FNB, during the term of this Plan, shall take all necessary action, and if required, submit such action for shareholder approval, to reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of FNB to obtain authority from any regulatory body having jurisdiction, which authority is deemed by FNB's legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve FNB of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         17. Shareholder Approval of the Plan. Continuance of the Plan shall be subject to approval by the shareholders of FNB within twelve (12) months after the date the Plan was adopted by the Board of Directors. Such shareholder approval shall consist of approval by the affirmative votes of the holders of a majority of the outstanding securities of FNB present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law, or by the written consent of the holders of a majority of the outstanding securities of FNB entitled to vote. Any Option exercised before such shareholder approval is obtained shall be rescinded if such shareholder approval is not obtained within twelve (12) months after the date the Plan was adopted by the Board of Directors, and the Shares issued upon exercise of such Option shall not be counted in determining whether such shareholder approval is obtained.

         18. Severability. If any provision of this Plan as applied to any person or to any circumstance shall be adjudged by a court of competent jurisdiction to be void, invalid, or unenforceable, the same shall in no way affect any other provision hereof, the application of any such provision in any other circumstances, or the validity or enforceability hereof.

         19. Construction. Where the context or construction requires, all words applied in the plural herein shall be deemed to have been used in the singular and vice versa, and the masculine gender shall include the feminine and the neuter and vice versa.

         20. Headings. The headings of the several paragraphs herein are inserted solely for convenience of reference and are not intended to form a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

         21. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of California.

         22. Conflict. In the event of any conflict between the terms and provisions of this Plan, and any other document, agreement or instrument, including, without meaning any limitation, any written Option agreement, the terms and provision of this Plan shall control.

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